Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment No. 1) of our report dated March 15, 2022 with respect to the audited financial statements of Angel Pond Holdings Corp. (the “Company”) for the period from January 18, 2021 (inception) to December 31, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 7, 2022